Exhibit 99.3
Unaudited pro forma combined financial statements of
ARI Network Services, Inc. and OC-NET, Inc.
The following unaudited pro forma financial information relates to the Company’s January 26, 2007 acquisition of all of the outstanding stock of OC-Net, Inc. The pro forma amounts have been prepared based on certain purchase accounting and other pro forma adjustments (as described in the accompanying notes) to the historical financial statements of the Company and OC-Net.
The Company’s historical financial position at January 31, 2007 includes the estimated preliminary purchase price allocation of the January 26, 2007 acquisition of OC-Net. The unaudited pro forma condensed balance sheet at January 31, 2007 reflects the historical financial position of the Company at January 31, 2007, with pro forma adjustments to reflect the historical financial position of OC-Net at January 26, 2007 and adjust for the actual purchase price allocation. The unaudited pro forma condensed statement of operations for the six months ended January 31, 2007 reflects the historical results of both companies with pro forma adjustments as if the acquisition had occurred on August 1, 2006. The unaudited pro forma condensed statement of operations for the year ended July 31, 2006 reflects the historical results of operations of the Company for the twelve months ended July, 31, 2006 and OC-Net for the twelve months ended December 31, 2006, with pro forma adjustments as if the acquisition had occurred on August 1, 2005. The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the acquisition, (b) factually supportable, and (c) in the case of certain statement of operations adjustments, expected to have a continuing impact. Statement of operations information of OC-Net for the months of August, September, October, November and December of 2006 are included in both the annual and the interim pro forma consolidated statements of operations.
The unaudited pro forma condensed financial statements should be read in connection with the Company’s and OC-Net’s historical financial statements and related footnotes.
The unaudited pro forma financial information presented is for information purposes only and does not purport to represent what the Company’s and OC-Net’s financial position or results of operations as of the dates presented would have been had the acquisition in fact occurred on such date or at the beginning of the period indicated or to project the Company’s and OC-Net’s financial position or results of operations for any future date or period.

ARI Network Services, Inc.
Unaudited Pro Forma Balance Sheet
(In thousands, except share and per share data)

	ARI	Pro Forma		Pro Forma
	as of 1/31/07	Adjustments		as of 1/31/07
ASSETS
Current Assets:
Cash and cash equivalents	$1,639	$(12	) [1]	$1,627
Trade receivables, less allowance for doubtful accounts	1,446	18		1,464
Work in Process	168	—		168
Prepaid expenses and other	238	21		259
Deferred income taxes	675	—		675

Total Current Assets	4,166	27		4,193
Equipment and leasehold improvements (net)	1,143	16		1,159
Deferred income taxes	1,419	—		1,419
Other assets	2,629	(2,545)		84
Goodwill	—	1,911	[7]	1,911
Capitalized software product costs (net)	1,270	580	[6]	1,850

Total Long Term Assets	6,461	(38)		6,423
Total Assets	$10,627	$(11)		$10,616

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of notes payable	$1,520	$(27	) [2]	$1,493
Accounts payable	234	12		246
Deferred revenue	5,560	19		5,579
Accrued payroll and related liabilities	834	—		834
Accrued sales, use and income taxes	22	—		22
Accrued vendor specific liabilities	—	—		—
Other accrued liabilities	579	23		602

Total Current Liabilities	8,749	27		8,776
Long term liabilities:
Notes payable (net of discount)	627	(35	) [2,4]	592
Long term payroll related	202	—		202
Other long term liabilities	41	16		57

Total Long Term Liabilities	870	(19)		851
Shareholders’ equity (deficit):
Cumulative preferred stock, par value $.001 per share,		—		—
Common stock	7	—	[3,5]	7
Common stock warrants and options	104	—		104
Additional paid-in-capital	94,616	—	[3]	94,616
Accumulated deficit	(93,719)	(19	) [5]	(93,738)

Total Shareholders’ Equity (Deficit)	1,008	(19)		989

Total Liabilities and Shareholders’ Equity	$10,627	$(11)		$10,616

ARI Network Services, Inc.
Pro Forma Statements of Operations
(In thousands, except per share data)

	8/1/06-	8/1/06-
	1/31/07	1/26/07	Pro Forma
	ARI	OC-Net	Adjustments		Pro Forma

Revenue	$7,194	$647			$7,841
Cost of products and services sold	1,130	110	53	c	1,292

Gross Margin	6,064	538	(53)		6,549
Operating expenses:
Depreciation and amortization (exclusive of amortization of software products included in cost of products and services sold)	216	48	102	d	367
Software development, operations and support	1,272	348			1,620
Selling, general and administrative	4,086	159	(7)	e	4,238

Net operating expenses	5,574	555	96		6,224

Operating income	490	(17)	(148)		325
Other income (expense)
Interest expense	(70)	(6)	(64)	f	(141)
Other, net	61	—			61

Total other expense	(9)	(6)	(64)		(80)

Income before provision for income taxes	481	(23)	(213)		245
Income tax benefit (provision)	(8)	6	(6)	g	(8)

Net income	$473	$(17)	$(218)		$237

Average common shares outstanding:
Basic	6,257	0	0		6,257
Diluted	6,660	0	0		6,660
Basic and diluted net income (loss) per share:
Basic	$0.08				$0.04

Diluted	$0.07				$0.04

ARI Network Services, Inc.
Pro Forma Statements of Operations
(In thousands, except per share data)

	Twelve months ended
	7/31/06	12/31/06	Pro Forma
	ARI	OC-Net	Adjustments		Pro Forma

Revenue	$14,002	$1,328			$15,330
Cost of products and services sold	2,001	222	105	c	2,328

Gross Margin	12,001	1,106	(105)		13,002
Operating expenses:
Depreciation and amortization (exclusive of amortization of software products included in cost of products and services sold)	382	99	205	d	686
Software development, operations and support	2,365	703			3,068
Selling, general and administrative	7,185	342	(33)	e	7,494

Net operating expenses	9,932	1,144	172		11,248

Operating income	2,069	(38)	(277)		1,754
Other income (expense) Interest expense	(191)	(13)	(69)	f	(273)
Other, net	132	—			132

Total other expense	(59)	(13)	(69)		(141)

Income before provision for income taxes	2,010	(51)	(345)		1,614
Income tax benefit (provision)	1,200	14	(14)	g	1,200

Net income	$3,210	$(37)	$(359)		$2,814

Average common shares outstanding:
Basic	6,130	0	350	h	6,480
Diluted	6,510	0	350	h	6,860
Basic and diluted net income (loss) per share:
Basic	$0.52				$0.43

Diluted	$0.49				$0.41

ARI Network Services Inc.
Notes to Unaudited Pro Forma Condensed Financial Statements
a.) To eliminate the transactions estimated to record the purchase of OC-Net included in the January 31, 2007 financial statements of ARI.

b.) To record the actual January 26, 2007 transactions related to the acquisition of OC-Net. Purchase accounting adjustments include:
1)	the transfer of a cash wire in the amount of $1,092,000;

2)	the issuance of a $700,000 three year note paid quarterly with interest compounded daily at the prime interest rate plus 2%;

3)	the issuance of 350,000 shares of ARI common stock at $2.02 per share;

4)	the recording of an accrued cash holdback of $150,000 payable on January 26, 2009;

5)	the elimination of OC-Net’s equity prior to the acquisition including common stock of $2,000 and retained earnings of $186,000;

6)	the adjustment of $525,000 to record capitalized software costs at market value;

7)	the recognition of $1,190,000 of intangible assets related to customer relationships, assembled and trained workforce; and

8)	the recognition of $721,000 to record goodwill.
c.) To record the increase in amortization costs related to the increase in capitalized software costs amortized over five years.

d.) To record the increase in amortization of intangibles related to capitalized customer lists and assembled and trained workforce amortized over six and five years, respectively.

e.) To eliminate selling, general & administrative expense to reflect reductions in administra- tive force implemented at closing.

f.) To record interest expense on the notes payable at an effective interest rate of 10.25%.

g.) To eliminate income tax expense due to NOL carryovers of ARI.

h.) The weighted average number of shares of Common Stock outstanding are adjusted for the the issuance of 350,000 shares of ARI Common Stock for the acquisition of OC-Net.